EXHIBIT 10.18
                                                           -------------

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of February 1, 1998, by and between Cadiz Land Company, Inc., a Delaware corporation (the "Company") and Keith Brackpool, an individual
("Brackpool").

     WHEREAS, the Company wishes to employ Brackpool and Brackpool wishes to accept such employment on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree as follows:

     1. TERM OF EMPLOYMENT. The Company hereby employs Brackpool and Brackpool accepts such employment for an initial term of three (3) years commencing as of the date of this Agreement (the "Commencement Date"), and automatically continuing thereafter upon the same terms and conditions until terminated in accordance with the termination provisions of Section 6 below (the "Term").

     2. DUTIES. Brackpool shall be employed as the Chief Executive Officer of the Company. Brackpool's base of operations shall be at the corporate headquarters office of the Company in Santa Monica, California unless changed by mutual agreement. However, Brackpool shall also render services at such other sites at which the Company's operations are conducted as necessary to properly perform his duties. Brackpool's duties and responsibilities shall relate, generally, to the operational management of the Company. Brackpool shall report to, and take direction from, the Board of Directors of the Company. Brackpool shall also perform such other duties pertaining to the operations of the Company as the Board of Directors of the Company (the "Board") may from time to time direct. Brackpool hereby consents to serve in further capacities as an officer and/or director of the Company or any subsidiary or affiliate (including, without limitation, Chairman of the Company's wholly owned subsidiary, Sun World International, Inc. ("Sun World")) without any additional salary or compensation.

     3.   NECESSARY SERVICES.

          a. PERFORMANCE OF DUTIES. Brackpool agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform to the reasonable satisfaction of the Company all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be necessary therefor.

          b. FULL-TIME SERVICE. During the term of the Agreement, Brackpool shall be available on a full-time basis to perform the duties assigned him in accordance with paragraph 2 hereof; provided, however, that nothing herein shall preclude Brackpool from spending a reasonable amount of time in the management of his personal investments or with any charitable or civic venture with which Brackpool may be involved as of the date hereof; and provided, further, that such involvement shall not detract from the performance of Brackpool's duties hereunder.

          c. EXCLUSIVE SERVICES. Brackpool agrees that during the period of his employment, Brackpool shall provide services exclusively pursuant to this Agreement, and Brackpool will not, without the prior written consent of the Company (which consent may be granted or withheld in the sole and absolute discretion of the Company), directly or indirectly:

               (i) engage in the business of, or own or control any interest in (except as a passive investor owning less than 10% of the equity securities of a publicly held company), or act as director, officer of employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity, directly or indirectly engaged anywhere in the United States, its possessions or territories, in any business competitive with the business then being carried on by the Company or any affiliate;

               (ii)  plan or organize any business activity
competitive with the business or planned business of the Company or its affiliates, or combine, participate, or conspire with other employees of the Company or its affiliates or other persons or entities for the purpose of organizing any such competitive business activity; or

               (iii) divert or take away, or attempt to divert or take away, any of the customers or potential customers of the Company or its affiliates, either for himself or for any other person, firm, partnership, corporation or other business entity.

     4. BASIC COMPENSATION. Brackpool shall be paid an initial base salary of $500,000 per annum, commencing as of the Commencement Date. Payments shall be made in equal monthly installments in accordance with the normal payroll practices of the Company. Such base salary will be subject to annual increase by the Compensation Committee of the Board, in its sole and absolute discretion.

     Brackpool agrees to accept the foregoing, along with any other compensation to which Brackpool may be entitled under
Section 5 below, as payment in full for all services rendered by him to or for the benefit of the Company and its subsidiaries.

     Brackpool acknowledges and agrees that a portion of the compensation payable to him pursuant to this Agreement may be paid directly by Sun World or any other affiliate of the Company, and that any compensation payments received by Brackpool from such entities shall be credited against and applied to the total compensation to which Brackpool is entitled under this Agreement.

     5.   OTHER COMPENSATION.

          a. ANNUAL BONUS. Brackpool will be entitled to receive an annual bonus comprised of an EBITDA Bonus, a Water
Development Bonus and a Discretionary Bonus (in the aggregate not to exceed 120% of the annual base compensation payable to Brackpool pursuant to Section 4 above) as follows:

               i. EBITDA BONUS. Prior to the commencement of each fiscal year during the term of this Agreement, the Company's budgeted EBITDA Amount for such year shall be established by the Board. For purposes hereof, the term "EBITDA Amount" shall mean the Company's earnings before interest, taxes, depreciation and amortization (subject to such adjustments for extraordinary items as the Board may establish at the time it establishes the budgeted EBITDA Amount), as certificated by the independent outside auditors of the Company. In the event of a change in the fiscal year end of the Company, suitable pro-rata adjustments shall be made to the foregoing EBITDA Amount. If the Company achieves 100% of its budgeted EBITDA Amount for the year, Brackpool will be paid a bonus equal to 20% of Brackpool's annual base salary. The amount of this bonus will be subject to increase if the EBITDA Amount for the year is greater than 100% of budget, up to a maximum of 40% of Brackpool's annual base salary if the EBITDA Amount is 120% of budget. If the EBITDA Amount for the year is greater than 100% of budget, but lower than 120% of budget, the amount of the bonus payable shall be calculated on a pro-rata basis. By way of example only, if the Company achieves 110% of budget, the bonus will equal 30% of Brackpool's annual base salary. Similarly, the amount of this bonus will be subject to decrease if the EBITDA Amount for the year is less than 100% of budget, with no bonus payable unless the EBITDA Amount exceeds 80% of budget. If the EBITDA Amount for the year is greater than 80% of budget, but lower than 100% of budget, the amount of the bonus payable shall be calculated on a pro-rata basis. By way of example only, if the Company achieves 90% of budget, the bonus will equal 10% of Brackpool's annual base salary.

               ii.  WATER DEVELOPMENT BONUS.  Prior to the
     commencement of each fiscal year during the term of this Agreement, the Board shall establish a set of criteria based on advancements to be made during such year in fulfilling the Company's water development business plan which, if met, will result in the payment to Brackpool of a bonus in an amount not to exceed 40% of Brackpool's annual base salary. In establishing such criteria, the Board shall use 20% of Brackpool's annual base salary as a target bonus; provided, however, that the criteria shall be established by the Board so that the actual amount of the bonus may range anywhere from 0% to 40% of Brackpool's annual base salary depending upon the degree to which such criteria are met during the year.

               iii. DISCRETIONARY BONUS. Following the conclusion of each fiscal year during the term of this Agreement, the Board shall make a good faith evaluation of the performance of the Company under Brackpool's direction during such year, on the basis of which Brackpool shall receive a bonus in an amount not to exceed 40% of Brackpool's annual base salary for such year. In determining the amount of such bonus, the Board shall use 20% of Brackpool's annual base salary as a target bonus; provided, however, that the actual amount of the bonus may range anywhere from 0% to 40% of Brackpool's annual base salary depending upon the Board's subjective evaluation of the performance of the Company under Brackpool's direction during the year.

               iv. TIMING AND FORM OF BONUS PAYMENT. Any annual bonus payments payable to Brackpool hereunder shall be paid as soon as possible following the end of the fiscal year to which such bonus relates and the determination of the amounts owed; provided, however, that all such payments shall be made within 90 days of the end of the appropriate fiscal year. Bonus payments payable to Brackpool hereunder shall be paid in cash except that the Board, in its discretion, may pay up to 50% of the aggregate amount of any annual bonus earned in the form of theretofore authorized but unissued common shares of the Company, valued for such purpose at a price equal to the market value of the Company's common stock upon the date of the Board's determination to issue shares in lieu of cash. Upon the issuance of such shares, Brackpool shall provide to the Company such written documentation, including representations and warranties, as the Company may require in order to establish compliance with any applicable state or federal securities laws.

               v. ADDITIONAL CONDITIONS TO BONUSES. It shall be a further condition to the payment of any bonuses described in this paragraph 5(a) that Brackpool be an employee of the Company at the end of the fiscal year to which such bonuses relate.

          b. FRINGE BENEFITS. In addition to the compensation set forth above, Brackpool shall be entitled to the following benefits:

              i. Four (4) weeks annual vacation, provided that no more than two weeks are to be taken consecutively;

             ii. Sick leave and personal leave with pay in accordance with the prevailing policies of the Company;

            iii. Medical coverage under the group medical insurance plan of the Company (or COBRA coverage, at the election of Brackpool);

             iv. Participation in any life insurance plans generally made available by the Company to its employees;

              v.    Additional life insurance through the
purchase, by the Company, of a $1,000,000 face-value term life insurance policy for the benefit of Brackpool (or, alternatively, the payment of premiums by the Company with respect to a policy in such amount purchased by Brackpool);

             vi.    Participation in any disability plan
generally made available by the Company to its employees, which, as of the date of this Agreement, provides for 60% of base compensation after 90 days of disability up to $10,000 per month;

            vii. Additional individual disability insurance coverage providing for 75% of Brackpool's base compensation (or such greater percentage as the Board may determine); provided, however, that the additional monthly premium payable by the Company for such coverage shall not exceed $750.00 per month;

           viii. Participation in any retirement or pension plan maintained by the Company for the general benefit of its employees, including any nonqualified or supplemental retirement plans that are implemented after the effective date of this Agreement;

             ix. A fully equipped automobile of Brackpool's choice but at the Company's expense (with a retail value not to exceed $85,000) for Brackpool's use during the term of this Agreement;

              x. Participation in any long term incentive plans maintained by the Company for the general benefit of its employees; provided, however that the terms and conditions of any long-term incentive awards (including form, amount and vesting conditions) shall be established by the Board in its sole and absolute discretion;

             xi.    Participation in any other benefit plan
maintained by the Company for the general benefit of its employees; and

            xii. Any other benefits not specifically set forth herein as may be granted by the Company in its sole and absolute discretion.

          c. VESTING OF RIGHTS UPON CHANGE IN CONTROL. As further consideration for the execution by Brackpool of this Agreement and the provision of services hereunder, the Company hereby agrees that if a Change in Control of the Company (as defined in the Company's 1996 Stock Option Plan) occurs, then any conditions to (i) the vesting of Brackpool's right to exercise outstanding stock options or (ii) the issuance to Brackpool of shares of the Company's common stock pursuant to outstanding stock bonus plans to which Brackpool is a party shall be deemed to have been satisfied, and any such options shall become fully exercisable and any such shares shall become immediately issuable as of the date such Change in Control occurred; provided, however, that the acceleration of exercisability or issuance shall be subject to the imposition of such restrictions on transferability of the subject shares of the Company's common stock as are necessary to permit stock issued upon exercise of such options or under such stock bonus plans to continue to qualify for the exception from Section 16(b) of the Securities Act of 1933, as amended, as provided under Rule 16(b)(3).

          d. DEDUCTION AND REIMBURSEMENT. Brackpool hereby agrees that the Company may deduct and withhold from the compensation payable to Brackpool hereunder any amounts of money required to be deducted or withheld by the Company under the provisions of any and all applicable local, state or federal statutes or regulations or any amendments thereto hereafter enacted requiring the withholding or deducting of compensation. In the event the Company makes any payments or incurs any charges for Brackpool's account, the Company shall have the right, and Brackpool hereby authorizes the Company, to deduct from any compensation payable to Brackpool hereunder any charges so paid or incurred by the Company, but such right of deduction shall not be deemed to limit or exclude any other rights of credit or recovery or any other remedies the Company otherwise may have. Nothing hereinabove set forth shall be deemed to obligate the Company to make any such payments or incur any such charges. If it is determined that such deduction is unauthorized, the Company agrees to reimburse Brackpool promptly, it being understood, however, that notwithstanding the determination that any deduction was unauthorized, the making of such deductions shall not be deemed to be a breach by the Company of any of its obligations to Brackpool hereunder.

     6.   TERMINATION.

          a.   INITIAL TERM AND AUTOMATIC EXTENSIONS.   Except as
provided in subsection (b) below, this Agreement shall terminate three (3) years from the date of this Agreement (the "Initial Term"); provided, however, that in the event that neither Brackpool nor the Company (acting through its Board of Directors) has given the other party written notice at least 30 days prior to the expiration of the Initial Term of such party's desire not to extend this Agreement then, upon the expiration of the Initial Term (and provided that this Agreement has not otherwise been terminated pursuant to the provisions of subsection (b) below) this Agreement shall automatically be extended for a period of one (1) year. This Agreement shall continue thereafter to be automatically extended for successive one (1) year periods unless and until (i) Brackpool or the Company gives the other party written notice at least 30 days prior to the expiration of any one (1) year extension period of such party's desire not to further extend this Agreement, or (ii) this Agreement is otherwise terminated pursuant to the provisions of subsection (b) below.

          b. OTHER TERMINATION EVENTS. Notwithstanding the provisions of subsection (a) above, this Agreement shall terminate:

              i. At the election of the Company, upon the death or permanent disability of Brackpool, "permanent disability" being defined as any continuous loss of one-half (1/2) or more of the time spent by Brackpool in the usual daily performance of his duties as a result of physical or mental illness for a continuous period in excess of ninety (90) days.

             ii. At the election of the Company, at such time, if any, as the Company ceases to conduct business for any reason whatsoever.

            iii. At the election of the Company, upon the breach by Brackpool of any term or condition of this Agreement or upon the dismissal of Brackpool by the Company for cause. For purposes of this Agreement, the Company shall have "cause" to terminate Brackpool's employment if he (1) engages in one or more acts constituting a felony; (2) engages in one or more acts involving fraud or serious moral turpitude; (3) misappropriates Company assets or engages in gross misconduct materially injurious to the Company or its affiliates or subsidiaries; or
(4) willfully fails to comply with the written instructions of the Board.

             iv. At the election of Brackpool, upon a breach by the Company of this Agreement by reason of a material change in Brackpool's job title or a material reduction in Brackpool's duties and responsibilities hereunder.

          c. PAYMENTS FOLLOWING TERMINATION. Following termination of this Agreement, whether for any of the reasons specifically set forth above or for any other reason, the Company shall have no obligation to make payments to, or bestow benefits upon, Brackpool after the date of termination (otherwise than as required by law), except as follows:

              i. In the event of termination by the Company pursuant to Section b(ii) as the result of Brackpool's death, payment of the base compensation otherwise payable to Brackpool pursuant to Section 4 hereof shall continue to be paid to Brackpool's estate for a period of 90 days following Brackpool's death (such payments to be in addition to, and not in lieu of, any payments made pursuant to any Company provided death benefit plans).

             ii. In the event of termination of this Agreement by Brackpool pursuant to Section (b)(iv) above, or in the event of termination of this Agreement by the Company prior to the expiration of the term of this Agreement for any reason not specifically set forth above, Brackpool shall be entitled to receive for the entire remaining term of this Agreement as though Brackpool were continuing to provide services to the Company under this Agreement (i) base compensation as set forth in
Section 4 above as in effect on the date of termination and (ii) all fringe benefits as described in Section 5(b) above (other than use of an automobile) to the extent that such benefits can then lawfully be made available by the Company to Brackpool. In addition, in the event of termination of this Agreement by the Company prior to the expiration of the term of this Agreement for any reason not specifically set forth above, Brackpool shall be entitled to receive for the entire remaining term of this Agreement as though Brackpool were continuing to provide services to the Company a monthly payment equal to one-twelfth of his annual bonus target (i.e. 60% of Brackpool's base compensation as set forth in Section 4 above as in effect on the date of termination).

            iii. The termination of this Agreement shall not affect the right of Brackpool to exercise any stock options or other rights to purchase securities of the Company which may have vested in full prior to the date of termination or Brackpool's right to any as yet unpaid bonus payable under Section 5(a) with respect to a fiscal year ending prior to the date of termination.

          d. RETURN OF COMPANY'S PROPERTY. If this Agreement is terminated for any reason, the Company may, at its option, require Brackpool to vacate his offices prior to the effective date of a termination and to cease all activities on the Company's behalf. Brackpool agrees that on the termination of his employment in any manner, he will immediately deliver to the Company all notebooks, brochures, documents, memoranda, reports, price lists, files, invoices, purchase orders, books, correspondence, customer lists, or other written or graphical records, and the like, relating to the business or work of the Company, which are or have been in his possession or under his control and which have not been returned to the Company. Brackpool hereby expressly acknowledges that all such materials referenced above are the property of the Company.

          e. PUBLIC IDENTIFICATION. If this Agreement is terminated for any reason, Brackpool shall immediately and forever thereafter cease to hold himself out to any person, firm, partnership, corporation or other entity as an employee, agent, independent contractor or representative of the Company or of any entity owned by, or affiliated with, the Company.

     7. EXPENSES. The Company shall reimburse Brackpool for all out-of-pocket expenses incurred by Brackpool in the performance of his duties hereunder, including, but not limited to, telephone, travel, and office expenses, all subject to such written guidelines and/or requirements for verification as the Company may, in its sole and absolute discretion, establish.

     8. CONFIDENTIALITY AND TRADE SECRETS. For purposes of this Section 8, the term "Company" shall collectively refer to the Company and any affiliate thereof.

          a. CONFIDENTIAL INFORMATION. Brackpool shall keep in strictest confidence all information relating to the business, affairs, customers and suppliers of the Company (collectively hereinafter referred to as "Trade Secrets"), including, among other things but without limitation, the Company's cost of performing services, pricing formulae, methods or procedures, and customer lists, which Brackpool may acquire during the performance of his services and duties hereunder and which is not otherwise generally known to the public. Brackpool acknowledges that such Trade Secrets are of great value, and have been developed and/or acquired at great expense to the Company, and the Company would not enter into this contract of employment and such information would not be made available to Brackpool in Brackpool's fiduciary capacity unless the Company were assured that all such information will be used for the exclusive benefit of the Company. Accordingly, during the term of this Agreement, and at all times thereafter, Brackpool shall not publish, communicate, divulge, disclose or use, whether or not for his own benefit, any such information without the prior written consent of the Company. Further, Brackpool agrees that during the period of his employment, Brackpool will not, directly or indirectly, engage in the business of, or own or control any interest in (except as a passive investor owning less than 10% of the equity securities of a publicly held company), or act as a director, officer of employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity, directly or indirectly engaged anywhere in the United States, its possessions and territories, in any business competitive with the business then being carried on by the Company; nor will Brackpool engage in any such activity following the termination of his employment hereunder (however and by whomever caused and irrespective or whether or not such termination is for cause), if the loyal and complete fulfillment by Brackpool of such activities would demand, inherently, that Brackpool reveal Trade Secrets.

          b.   CUSTOMER INFORMATION.  Brackpool hereby
specifically agrees that he will not utilize any information concerning the customers of the Company which Brackpool acquires during the term of this Agreement, whether or not the same originated through Brackpool's efforts, for any purpose detrimental to the business of the Company. Without limitation of the foregoing, Brackpool agrees that he shall not at any time interfere with any existing contracts of the Company, and further agrees that he shall not engage in business discussions with any person or entity with whom he or the Company are in negotiations at the time he ceases to be an employee of the Company until after such negotiations have been concluded.

          c. SOLICITATION OF EMPLOYEES. Brackpool acknowledges that important factors in the Company's business and operations are the loyalty and good will of its employees and its customers. Accordingly, Brackpool agrees that both during the term of this Agreement and after the expiration or termination of this Agreement he will not enter into, and will not participate in, any plan or arrangement to cause any of the Company's employees to terminate his employment with the Company or hire any of such employees in connection with business initiated by Brackpool or any other person, firm or corporation. Brackpool further agrees that information as to the capabilities of the Company's employees, their salaries and benefits, and the other terms of their employment is confidential and proprietary to the Company and constitutes its valuable trade secrets.

          d.   ONGOING OBLIGATION.  The provisions in this
Section 8 shall be binding during Brackpool's employment and at all times thereafter, regardless of the circumstances or reasons for termination of this Agreement. In the event the provisions in this Section 8 are more restrictive than permitted by the laws of the jurisdiction in which enforcement of this provision is sought, such provisions shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

    9. REMEDY FOR BREACH. Brackpool acknowledges that the services to be rendered by him hereunder are of a special, unique and extraordinary character, which gives this Agreement a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by Brackpool of the provisions of this Agreement will cause the Company irreparable injury. It is, therefore, expressly acknowledged that this Agreement may be enforced by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other rights or remedies Company may have for such breach, and Company shall be entitled to recover all costs and expenses, including reasonably attorneys' fees, incurred by reason of any breach of the covenants of this Agreement.

    10. LITIGATION AND ATTORNEYS FEES. In the event of any litigation between the parties hereto in connection with this Agreement or to enforce any provision or right hereunder, the unsuccessful party to such litigation shall pay to the successful party therein all costs and expenses, including but not limited to reasonable attorneys' fees incurred therein by such successful party, which costs, expenses and attorneys' fees shall be included as a part of any judgment rendered in such action in addition to any other relief to which the successful party may be entitled.

    11. BOARD ACTIONS. Any actions required to be taken or determinations to be made by the Board under this Agreement may, at the discretion of the Board, be taken or made by the Compensation Committee or any other duly authorized committee of the Board.

    12.   GENERAL PROVISIONS.

          a. The failure of the Company at any time to enforce performance by Brackpool of any provisions of this Agreement shall in no way affect the Company's rights thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof be held to be a waiver of any other breach of the same or any other provision.

          b. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company; provided, however, it is understood and agreed that the services to be rendered and the duties to be performed by Brackpool hereunder are of a special, unique and personal nature and that it would be difficult or impossible to replace such services; by reason thereof, Brackpool may not assign either the benefits or the obligations of this Agreement.

          c. Brackpool shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

          d. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and negotiations between the parties.

          e. The headings of the several paragraphs in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          f. This Agreement may not be modified except by a written instrument signed by all parties hereto.

          g. All clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law, or, if the same are not susceptible to such limitation, this Agreement shall be interpreted as if such invalid clauses or covenants were not contained herein.

          h. This Agreement is made with reference to the laws of the State of California and shall be governed by and construed in accordance therewith. Any litigation concerning or to enforce the provisions of this Agreement shall be brought in the courts of the State of California.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                         BRACKPOOL:



                         /s/  Keith Brackpool
                         -------------------------
                              Keith Brackpool


                         THE COMPANY

                         Cadiz Land Company, Inc.


                         By:   /s/ Dwight Makins
                             ------------------------
                                   Dwight Makins
                                   Chairman